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                                                                     Exhibit 8.1

August 7, 2003

Education Lending Group, Inc.
12760 High Bluff Drive, Suite 210

San Diego, CA 92130

     Re: Education Lending Group, Inc. -- Amendment No. 5 to Registration Statement on Form S-4 (No. 333-101860)

Ladies and Gentlemen:

         We are acting as counsel to Education Lending Group, Inc., ("Education Lending Group") in connection with the filing of Amendment No. 5 to the Registration Statement (No. 333-101860) on Form S-4 of Education Lending Group (the "Registration Statement") for the registration, under the Securities Act of 1933, as amended, of 16,300,866 shares of common stock of Education Lending Group, par value $.001 ("Common Stock") to be issued in exchange for shares currently outstanding of Education Lending Group.

         In rendering our opinion set forth below, we have reviewed the Registration Statement and such other materials as we have deemed necessary or appropriate as a basis for our opinion and we have assumed that the exchange will be carried out as described in the Registration Statement. In addition, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service (the "IRS") and such other authorities as we have considered relevant, in each case, in effect on the date hereof. It should be noted that the Code, the Regulations, judicial decisions, administrative interpretations and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. Additionally, our opinion is not binding on the IRS or a court and, accordingly, the IRS may assert a position contrary to our opinion and a court may agree with the IRS's position. A material change in any of the authorities upon which our opinion is based, or any variation or difference in any fact from those set forth or assumed herein or in the Registration Statement, could affect our conclusions stated herein.

         Based solely upon and subject to the foregoing, it is our opinion that the discussion in the Registration Statement under the caption "Federal Income Tax Consequences of Exchange Offer" constitutes in all material respects a fair and accurate summary of the anticipated United States federal income tax consequences of the exchange under existing law.

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         We hereby consent to the description of this opinion in the
Registration Statement, the filing of the opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Experts" in the Registration Statement.

                                                          Very truly yours,

                                                          /s/ Thompson Hine LLP